                                                                      EXHIBIT 99


                     APPLIED INDUSTRIAL TECHNOLOGIES REPORTS
                    ---------------------------------------
                     RECORD 4TH QUARTER AND YEAR-END RESULTS
                    ---------------------------------------
         - 4th quarter earnings per share up 29.4% on 11.2% sales gain
         - Fiscal 2006 earnings per share up 30.8% on 10.7% sales gain

CLEVELAND, OHIO, AUGUST 8, 2006 -- Applied Industrial Technologies (NYSE: AIT) today reported record sales and earnings for its fourth quarter and fiscal 2006 ended June 30. Fiscal 2006 sales increased by 10.7% to $1,900,780,000 from $1,717,055,000 in fiscal 2005. Net income rose 30.6% to $72,299,000 versus
$55,339,000 in the previous year. Earnings per share increased 30.8% to a split-adjusted $1.57 compared to $1.20 last year (The prior year included a $0.06 gain from a life insurance settlement).

Net sales for the fourth quarter increased by 11.2% to $504,197,000 from $453,320,000 in the comparable period a year ago. Net income for the quarter increased 26.2% to $20,165,000 compared to $15,983,000 last year. Fourth quarter earnings per share increased 29.4% to $0.44 from $0.34 last year. This was the company's fifteenth consecutive quarter of year-over-year EPS increases of 20 percent or more.

(Note: all per-share amounts have been adjusted to reflect the 3-for-2 stock split paid June 15, 2006.)

Commenting on results, Applied Chairman & Chief Executive Officer David L. Pugh said, "Fiscal 2006 was a record sales year for Applied as the economy remained strong and we completed two strategic acquisitions, Spencer Fluid Power and Minnesota Bearing Company. Operating margin improved to 6.1% for the year compared to 5.1% last year. This improvement was a result of cost controls, higher sales and effective management of inventories and other assets.

"Asset control remains a strong focus and we continue to generate significant cash flows from operations. Our cash balances and financial strength have us well-positioned to pursue strategic growth opportunities as they are identified. During the quarter we took steps to enhance our long-term inventory management position. These efforts resulted in a one-time reduction in our quarterly gross profit as a result of reduced purchasing incentives. This was partially offset by a positive impact from a LIFO layer liquidation.

"Looking ahead, we expect earnings of $1.76 to $1.80 per share on sales growth of 7 to 10% to $2.03 to $2.09 billion in fiscal 2007."

During 2006, the company purchased 2.4 million shares of the company's common stock (adjusted for the June 2006 stock split) on the open market representing approximately 5% of the shares outstanding. On July 18, 2006, the Board of Directors authorized the purchase of an additional 1.5 million shares.

Applied will host its fourth quarter conference call for investors and analysts at 4 p.m today. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser and CFO Mark O. Eisele. To join the call, dial 1-800-810-0924, or use the live audio webcast accessible at http://www.Applied.com. A replay of the teleconference will be available August 8 -- 22 by dialing 1-888-203-1112, passcode 6334151.

The company will hold its Annual Meeting of Shareholders at 10:00 a.m., Tuesday, October 24, 2006, at its Corporate Headquarters, 3301 Euclid Avenue, Cleveland, Ohio. August 28, 2006, is the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

With more than 450 facilities and 4,600 employee-associates across North America, Applied Industrial Technologies is an industrial distributor that offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2006, Applied posted sales of $1.9 billion. Applied can be visited on the Internet at http://www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "believe," "expect" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise, except as required by law.

                                      #####

For investor relations information, contact Mark O. Eisele, Vice President -- Chief Financial Officer, at 216-426-4417. For corporate information, contact Richard C. Shaw, Vice President -- Communications, at 216-426-4343.

           APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                -------------------------------------------
                 (In Thousands, except per share amounts)
------------------------------------------------------------------------------

                                                          Three Months Ended                    Year Ended
                                                               June 30,                          June 30,
                                                       2006            2005              2006              2005
                                                   --------------------------------------------------------------------
NET SALES                                               $ 504,197        $453,320        $ 1,900,780       $ 1,717,055
Cost of Sales                                             370,828         331,234          1,386,895         1,262,206
-----------------------------------------------------------------------------------------------------------------------
                                                          133,369         122,086            513,885           454,849

Selling, Distribution and Administrative                  102,878          96,924            398,293           366,881
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                           30,491          25,162            115,592            87,968

Interest Expense, net                                         474             882              3,210             4,730

Other Income, net                                            (148)           (303)              (717)           (3,101)
-----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                 30,165          24,583            113,099            86,339

INCOME TAX EXPENSE                                         10,000           8,600             40,800            31,000
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                              $  20,165        $ 15,983        $    72,299       $    55,339
-----------------------------------------------------------------------------------------------------------------------
NET INCOME PER SHARE - BASIC                            $    0.45        $   0.36        $      1.62       $      1.24
=======================================================================================================================
NET INCOME PER SHARE - DILUTED                          $    0.44        $   0.34        $      1.57       $      1.20
=======================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                         44,623          44,921             44,620            44,481
=======================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                       45,775          46,439             46,180            46,091
=======================================================================================================================


           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based on periodic physical inventories and the effect of year-end inventory quantities on LIFO costs. Reductions in year end inventories during the fiscal year ended June 30, 2006 resulted in liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years. The effect of these liquidations for the year ended June 30, 2006 increased gross profit by $1,647, net income by $1,013 and net income per share by $0.02. There were no LIFO layer liquidations in fiscal 2005.



(2) The Company completed two business combinations during the current fiscal year. Spencer Fluid Power was acquired on September 30, 2005 and Minnesota Bearing Company was acquired on March 31, 2006. These acquisitions are included in the condensed consolidated balance sheet as of their acquisition date and their results are included in the condensed statements of consolidated income for periods beginning after the dates of acquisition.


(3) Other income, net for the year ended June 30, 2005 includes a gain of $3,000 related to the proceeds from a life insurance policy.


(4) All share and per share data have been restated to reflect a 3 for 2 stock split effective June 15, 2006.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In Thousands)

---------------------------------------------------------------------------------------------------
                                                                      June 30,             June 30,
                                                                        2006                2005
---------------------------------------------------------------------------------------------------

ASSETS
  Cash and cash equivalents                                           $ 106,428           $127,136
  Accounts receivable, net of allowances of $6,000 and $6,500           231,524            202,226
  Inventories                                                           190,537            175,533
  Other current assets                                                   29,955             22,606
---------------------------------------------------------------------------------------------------
       Total current assets                                             558,444            527,501
  Property - net                                                         70,794             71,441
  Goodwill                                                               57,222             51,083
  Other assets                                                           44,211             40,145
---------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                          $ 730,671           $690,170
===================================================================================================

LIABILITIES
  Accounts payable                                                    $ 109,440           $ 99,047
  Other current liabilities                                              78,991             82,648
---------------------------------------------------------------------------------------------------
       Total current liabilities                                        188,431            181,695
  Long-term debt                                                         76,186             76,977
  Other liabilities                                                      51,232             38,211
---------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                       315,849            296,883
---------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                    414,822            393,287
---------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 730,671           $690,170
===================================================================================================

          APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
              -----------------------------------------------
                               (In Thousands)


                                                                        Year Ended June 30,
                                                                   -------------------------------
                                                                        2006               2005
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                          $ 72,299           $ 55,339
  Adjustments to reconcile net income to cash provided
    by operating activities:
    Depreciation                                                        13,128             13,832
    Amortization                                                         4,158              3,429
    Other                                                                8,146              8,716
    Gain on sale of property                                              (294)            (1,427)
    Cash effect of changes in working capital                          (27,584)             1,145
--------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                               69,853             81,034
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Property purchases                                                   (11,057)            (9,208)
  Proceeds from property sales                                           1,244              4,020
  Net cash paid for acquisition of businesses, net of
    cash acquired                                                      (27,672)            (5,914)
  Deposits and other                                                      (429)            (1,437)
--------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                  (37,914)           (12,539)
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Purchase of treasury shares                                          (54,778)           (14,596)
  Dividends paid                                                       (17,973)           (12,740)
  Excess tax benefits from share-based compensation                     16,400
  Exercise of stock options                                              2,569             15,590
--------------------------------------------------------------------------------------------------
NET CASH USED IN FINANCING ACTIVITIES                                  (53,782)           (11,746)
--------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  1,135                720
--------------------------------------------------------------------------------------------------
  (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                     (20,708)            57,469
  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                       127,136             69,667
--------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              $106,428           $127,136
==================================================================================================